Exhibit 3.28

Ministry of Finance BC Registry Services	Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles BUSINESS CORPORATIONS ACT
RON TOWNSHEND October 20, 2010

This Notice of Articles was issued by the Registrar on: October 20, 2010 10:00 AM Pacific Time

Incorporation Number:        BC0893193

Recognition Date and Time: October 20, 2010 10:00 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:
TERRANE METALS CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
#1900 - 355 BURRARD STREET	#1900 - 355 BURRARD STREET
VANCOUVER BC V6C 2G8	VANCOUVER BC V6C 2GB
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
#1900 - 355 BURRARD STREET	#1900 - 355 BURRARD STREET
VANCOUVER BC V6C 2G8	VANCOUVER BC V6C 2G8
CANADA	CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
WILSON, MARK

Mailing Address:	Delivery Address:
26 WEST DRY CREEK CIRCLE, #810	26 WEST DRY CREEK CIRCLE, #810
LITTLETON CO 80120	LITTLETON CO 80120
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
SHELLHAAS, SCOTT

Mailing Address:	Delivery Address:
26 WEST DRY CREEK CIRCLE, #810	26 WEST DRY CREEK CIRCLE, #810
LITTLETON CO 80120	LITTLETON CO 80120
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
SAXTON, PAMELA

Mailing Address:	Delivery Address:
26 WEST DRY CREEK CIRCLE, #810	26 WEST DRY CREEK CIRCLE, #810
LITTLETON CO 80120	LITTLETON CO 80120
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
LOUGHREY, KEVIN

Mailing Address:	Delivery Address:
26 WEST DRY CREEK CIRCLE, #810	26 WEST DRY CREEK CIRCLE, #810
LITTLETON CO 80120	LITTLETON CO 80120
UNITED STATES	UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	COMMON Shares	Without Par Value

With Special Rights or Restrictions attached

	1. No Maximum	PREFERRED	Special Rights or Restrictions are attached

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Ministry of Finance BC Registry Services	Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor -940 Blanshard St. Victoria BC 250 356-8626

Notice of Alteration

FORM 11

BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	October 20, 2010 10:00 AM Pacific Time
Alteration Date and Time:	Notice of Articles Altered on October 20, 2010 10:00 AM Pacific Time

NOTICE OF ALTERATION

Incorporation Number:	Name of Company:
BC0893193	0888046 B.C. LTD.

Name Reservation Number:	Name Reserved:
NR6721827	TERRANE METALS CORP.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY

From:	To:
0888046 B.C. LTD.	TERRANE METALS CORP.

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